Exhibit 10.7

SECURITIES CANCELLATION AGREEMENT

This Securities Cancellation Agreement (this “Agreement”), dated as of May 8, 2026, is entered into by and between The Lucerne Capital Master Fund, L.P., a Cayman Islands limited partnership (the “Securities Holder”), and ADS-TEC Energy PLC, a public limited company incorporated in Ireland (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of April 2, 2026, by and between the Securities Holder and AIMF SPV LLC, a Texas limited liability company (“AIMF SPV”), the Securities Holder acquired warrants (the “AIMF Warrants”) to acquire, after adjustment, 712,641 Ordinary Shares, par value $0.01 per share (“Ordinary Shares”), of the Company at an exercise price of $10.31 per Ordinary Share, together with all of the Securities Holder’s rights under the Securities Purchase Agreement, dated as of May 1, 2025, between the Company on the one part and AIMF SPV, AEMF SPV and AOMF SPV on the other part (the “May 2025 SPA”) and the other Transaction Documents (as defined therein), for an aggregate purchase price of $4,289,999.21 (the “AIMF Purchase Price”);

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of April 2, 2026, by and between the Securities Holder and AEMF SPV LLC, a Texas limited liability company (“AEMF SPV”), the Securities Holder acquired warrants (the “AEMF Warrants”) to acquire, after adjustment, 201,001 Ordinary Shares of the Company at an exercise price of $10.31 per Ordinary Share, together with all of the Securities Holder’s rights under the May 2025 SPA and the other Transaction Documents (as defined therein), for an aggregate purchase price of $1,210,000.79 (the “AEMF Purchase Price”);

WHEREAS, pursuant to that certain Warrant Purchase Agreement (the “WPA”, dated as of April 6, 2026, by and between the Securities Holder and Alto Opportunity Master Fund SPC – Master Segregated Portfolio B, a Cayman Islands exempted company (“AOMF SPC”), the Securities Holder acquired warrants (the “AOMF Warrants” and together with the AIMF Warrants and the AEMF Warrants, the “Warrants”) to acquire, after adjustment, 913,642 Ordinary Shares of the Company at an exercise price of $10.31 per Ordinary Share, together with all of the Securities Holder’s rights under the May 2025 SPA (save to the extent retained by the Securities Holder pursuant to clause 5.6 of the WPA) and the other Transaction Documents (as defined therein), for an aggregate purchase price of $7,000,000 (the “AOMF Purchase Price”);

WHEREAS, pursuant to the above Securities Purchase Agreements, the Securities Holder incurred additional closing costs in the amount of $56,857.89 (the “Closing Costs”);

WHEREAS, the parties wish to cancel all of the Warrants and all rights, title and interest of the Securities Holder under the May 2025 SPA and the other Transaction Documents (collectively, the “Purchased Rights”) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1: Cancellation of the Warrants and Rights.

(a)	Agreement to Cancel. Subject to the terms and conditions hereof, at the Closing (as defined below), the Purchased Rights are hereby cancelled and released, in exchange for the payment in full in cash of the aggregate cancellation price of $12,556,857.89 by the Company (the “Purchase Price”), representing the sum of the AIMF Purchase Price and the AEMF Purchase Price and the AOMF Purchase Price and the Closing Costs.

(b)	Closing. The closing of the cancellation and release of the Warrants and Purchased Rights by the Company (the “Closing”) shall take place on the fifth (5th) business day following the date hereof, or otherwise as soon as practicable thereafter on a date as shall be agreed by the Company and the Securities Holder and the Closing may take place over multiple dates and prorated in terms of the Purchase Price and cancellation and release of Warrants and Purchase Rights. At the Closing, or each Closing (1) the Purchase Price shall be paid by the Company to the Securities Holderby wire transfer of immediately available funds to the account designated by the Securities Holder, and (2) the Warrants and all Purchased Rights shall be delivered to the Company free and clear of any and all liens, pledges, security interests and other encumbrances.

(c)	Deemed Cancellation. Nothing in this Agreement shall operate to convey or transfer any property or rights in respect of the Warrants or Purchased Rights, or to grant any new rights to the Warrants or Purchased Rights. Upon receipt by the Securities Holder (or such other person(s) as the Securities Holder may in its discretion nominate) of the Purchase Price, the Closing shall be completed and the Warrants and Purchased Rights shall be deemed cancelled and released for all purposes, and the Securities Holder shall have no further interest in the Warrants or Purchased Rights and the Company shall have no obligations in respect of the Warrants or Purchased Rights.

SECTION 2: Representations and Warranties of the Securities Holder.

The Securities Holder hereby represents and warrants to the Company as follows as of the date hereof:

(a)	The Securities Holder is duly formed, validly existing and in good standing under the laws of the Cayman Islands.

(b)	This Agreement has been duly and validly authorized, executed and delivered by the Securities Holder and constitutes a valid and binding obligation of the Securities Holder, enforceable against the Securities Holder in accordance with its terms.

(c)	The Securities Holder is the lawful record and beneficial owner of the Warrants and all Purchased Rights, free and clear of any encumbrances, security interests, liens, pledges, charges, options, or rights of first refusal.

(d)	The Securities Holder has not sold, distributed, pledged or otherwise transferred all or any portion of, or any interest in, the Warrants or the Purchased Rights, nor agreed to do so.

SECTION 3: Representations and Warranties of the Company.

The Company hereby represents and warrants to the Securities Holder as follows as of the date hereof:

(a)	The Company is duly formed, validly existing and in good standing under the laws of Ireland.

(b)	This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 4: Miscellaneous.

(a)	Expenses. Each party shall be responsible for its own costs and expenses.

(b)	Governing Law. This Agreement shall be governed by and construed under the law of the State of New York without regard to its choice of law provisions.

(c)	Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

(d)	Entire Agreement; Waiver; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, amendment, modification, change, discharge or termination is sought.

(e)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE LUCERNE CAPITAL MASTER FUND, L.P.

By: Lucerne Genpar Fund, LLC, its general partner

By:	/s/ Patrick Moroney
Name:	Patrick Moroney
Title:	Managing Member

ADS-TEC ENERGY PLC

By:	/s/ Torsten Klee
Name:	Torsten Klee
Title:	Chief Financial Officer
Date:	8 May 2026